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                                                                       EXHIBIT 5




                                            December 13, 1996



Mercury Finance Company
100 Field Drive, Suite 340
Lake Forest, Illinois 60070

    Re:  REGISTRATION OF DEBT SECURITIES ON FORM S-3

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Mercury Finance Company (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shelf registration of $500,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued from time to time in one or more series under an Indenture to be dated as of January 1, 1997 (the "Indenture") between the Company and Mellon Bank, N.A., as Trustee (the "Trustee").

    We have reviewed resolutions adopted on October 11, 1996 by the Company's Board of Directors which authorize and approve the issuance of the Debt Securities with such terms and in such manner as may be determined from time to time by certain officers ("Authorized Officers") and which empower the Authorized Officers, among other things, (i) to approve and authorize the form, terms, execution and delivery of the Indenture, and (ii) to file the Registration Statement. Such resolutions are referred to herein as "Authorizing Resolutions." The resolutions which the Authorized Officers must hereafter adopt in accordance with the Authorizing Resolutions and Articles Two and Three of the Indenture in order to establish the terms and manner of issuance of any series of the Debt Securities are referred to herein as "Series Resolutions."
We have reviewed such other records and documents as we have deemed necessary in order to enable us to express the opinion stated herein. In rendering such opinion we have assumed without investigation that the information supplied to us by the Company is accurate and valid and that the Indenture


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December 13, 1996
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in the form in which it is executed and delivered will not contain any material change from the proposed form of Indenture originally filed as an exhibit to the Registration Statement.

    Based on the foregoing, we are of the opinion that the Debt Securities of any series will be legally issued and binding obligations of the Company (except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by the effect of general principles of equity, whether in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Act; (ii) the Indenture has been duly executed and delivered by the parties thereto; (iii) the form and terms of such Debt Securities have been determined as prescribed in accordance with Articles Two and Three of the Indenture and the Authorizing Resolutions,
(iv) the appropriate Series Resolutions have been duly adopted by the Authorized Officers, (v) such Debt Securities have been duly executed by the Company, authenticated by the Trustee and sold by the Company, and (vi) the Company has received the prescribed consideration for the issuance of such Debt Securities, all in accordance with terms and conditions of the Indenture, the Authorizing Resolutions and the Series Resolutions and in the manner contemplated by the Registration Statement.

    For purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Offered Debt Securities" in the Prospectus and any Prospectus Supplement relating to the Registration Statement reviewed and approved by us prior to the distribution of such Prospectus Supplement and filing thereof with the Commission.

                                       Very truly yours,

                                       /s/ McDermott, Will & Emery